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                                                                   EXHIBIT 10(h)

                              EMPLOYMENT AGREEMENT
                              --------------------


          AGREEMENT made and entered into as of March 22, 1995, by and between THE UNION CORPORATION, a Delaware corporation (the "Company"), and NICHOLAS P. GILL (the "Employee").

          WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

          FIRST:

          (A) Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Employee in an executive capacity, and the Employee hereby accepts such employment.

          (B) The Employee shall serve as the Vice President, Chief Financial Officer and Secretary-Treasurer of the Company, and, in addition, as a director and/or officer of any Affiliates (as hereinafter defined) of the Company as the Board of Directors of the Company shall determine, without any compensation other than that provided for in Article THIRD hereof. The Employee shall report to the chief executive officer of the Company (hereinafter "CEO"). An "Affiliate" is any corporation, partnership or joint venture controlling, controlled by or under common control with the Company.

          (C) The Employee shall devote all of his business time, efforts, energy and skill to the business of the Company and, insofar as he is a director of an Affiliate, such Affiliate, and shall use his best efforts to promote the interests thereof.

          (D) The Employee shall be entitled to vacation time of three weeks per Fiscal Year, which need not be taken consecutively. Up to one week of vacation time not taken in any Fiscal Year of the Company may be carried over to the following Fiscal Year, it being understood that the maximum carryover time into any new Fiscal Year shall be one week. As used in this Agreement, "Fiscal Year" means the 12 month period ending June 30.

          SECOND:

          (A) Unless extended by the written agreement of the parties, the term of this Agreement and the Employee's employment hereunder shall commence effective as of January 1, 1995
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("Commencement Date"), and shall terminate on the earlier to occur of (i) June
30, 1997 or (ii) termination in accordance with Paragraphs (B), (C) or (D) of this Article SECOND, in any of which events this Agreement shall terminate on such date and shall be of no further force and effect (except as provided in Article FOURTH hereof), it being acknowledged and agreed that in the event of any termination pursuant to said Paragraphs (B) or (D) below, the Company shall have no further liability or obligation to the Employee (i) except for any obligation to indemnify Employee as provided in the by-laws of the Company; (ii) except as provided in the Indemnification Agreement dated August 27, 1990 between the Company and Employee (the "Indemnification Agreement"); (iii) except for obligations of the Company and rights of Employee under various stock option agreements (the "Stock Option Agreements"); and (iv) except that if his employment is terminated under Paragraph B(ii) or (C), Employee shall be paid, from the date of termination, his Base Salary for the longer of the balance of the term of this Agreement or twelve months. If termination occurs by reason of the death of Employee, his surviving spouse (or such other person or persons as he may designate in writing to the Company from time to time) shall receive in a lump sum an amount equal to his Base Salary for six months. The foregoing payments to be made by Company if Employee is terminated by reason of death or disability or Paragraph (C) below shall be in addition to those required under Article THIRD (D). In the event of any termination pursuant to Paragraph (E) below, Employee shall be entitled to receive only the payments required to be made under that paragraph.

          (B) The Company shall be entitled to terminate the Employee's services in any of the following circumstances:

          (i) For "Cause" by reason of the occurrence of any of the following:
(a) the chronic failure, refusal or neglect of the Employee fully and faithfully to perform his obligations hereunder, (b) the failure, refusal or neglect of the Employee to use all reasonable efforts in good faith to implement any lawful directions or policy (not inconsistent with this Agreement) of the Board of Directors of the Company or of the CEO of the Company, or (c) unless it can be shown that Employee acted in good faith and reasonably believed he was acting in the best interest of the Company, or any Affiliate, the taking of any actions, or the intentional omission to take any actions, by the Employee which bring public obloquy upon the Company or any Affiliate or (d) the conviction of, or nolo contendere plea by, the Employee in respect of any crime or offense
- ---- ----------
involving the property, operations or activities of the Company or any Affiliate, or moral turpitude.

          (ii) Mental or physical incapacity or inability of the Employee to perform his duties for a consecutive period of

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150 days or a non-consecutive period of 180 days during any twelve month period;
or

               (iii)  The death of the Employee.

               (iv) Failure by Employee to give notice as required by Article SECOND (D).

          (C) The Company shall at any time also be entitled to terminate the Employee's services other than pursuant to Article SECOND (A) or (B) above. In the event of termination pursuant to this Article SECOND (C), the Employee shall receive the compensation provided for in Paragraph SECOND (A) and shall not be entitled to any damages by reason of such termination other than as set forth in this Article SECOND (C). In the event the Employee receives payments pursuant to Article SECOND (E), such payments shall be in lieu of any amounts payable under this Article SECOND (C). In the event the Employee is indicted for any crime or offense (other than traffic infractions and similar minor matters), the Company shall have the right to suspend the Employee's services hereunder during the period after indictment and until proceedings against the Employee are terminated without a finding that the Employee is guilty. Unless this Agreement is otherwise terminated pursuant to Article SECOND (B), (D) or (E) or expires on June 30, 1997, the Employee shall continue to receive his Base Salary during such suspension period; and upon the end of such suspension, if this Agreement is still in effect, the Employee shall resume performance hereunder. Such suspension shall not extend the term of this Agreement.

          (D) The Employee shall at any time be entitled to terminate his services hereunder by submitting his written resignation to the Company, to be effective 90 days thereafter (unless an Event, as hereinafter defined, has occurred). Notwithstanding anything to the contrary herein contained, upon receipt of such notice, the Company may terminate Employee's employment at any time thereafter, and from and after Employee's termination under this Article SECOND (D), the Company shall have no further liability or obligation to the Employee, except for the indemnification obligations referred to in Article SECOND (A) which shall survive.

          (E) If, at any time after the date hereof, any of the following events (an "Event") occurs;

          (i) more than 20% of the Company's then issued and outstanding voting stock shall have been purchased or acquired (or voting rights with respect thereto shall have been acquired) by a person, corporation or group thereof acting in concert, the purpose or result of which would be a change in either "control" of the Company (as generally described in

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subparagraph (iv) hereof and without the approval of the then existing Board of
Directors of the Company); or

          (ii) within twenty four months after occurrence of an Event of the type described in (i) above, the Employee is terminated or the terms and conditions of the Employee's employment, including duties or location, are substantially modified; or

          (iii) a majority of the Board of Directors of the Company consists of persons other than nominees of the Board of Directors of the Company as it existed immediately prior to the occurrence of an Event of the type described in
(i) above; or

          (iv) a transaction or circumstance occurs or eventuates which reasonably may be construed as effecting or constituting a clear and present probability of effecting a change in "control" of the Company, as "control" is generally or reasonably understood in the business community which has not been approved by the Board of Directors of the Company as it existed immediately prior to the occurrence of such transaction or circumstance;

then, upon the occurrence of any such Event, the Employee may elect, by written notice to the Company, to treat any such transaction or circumstance as a material breach of this Agreement and terminate his employment as an officer and director of the Company and its Affiliates. It is agreed that, in such event, the Employee will suffer irreparable damage and harm which will be incapable or very difficult of accurate estimation. Accordingly, in lieu of amounts that the Employee would be entitled to under Article SECOND(A) of this Agreement, the Company will pay to the Employee, within three days of such Event, an amount equal to 299% of the Employee's "base amount", as such term is defined in
Section 280G of the Internal Revenue Code of 1986, as amended, and regulations pursuant thereto in effect at the time of termination of the Employee's employment (collectively, the "Code"). In the event of a dispute as to the amount, the matter shall be referred to the independent public accountants and auditors who were the auditors for the Company at the time of the occurrence of the Event, and their determination shall be final, binding and conclusive. The parties agree that it is their intent to comply with the "safe harbor" provisions of Section 280G of the Code. In order that the amounts payable pursuant to this Paragraph (E) do not constitute "excess parachute payments" within the meaning of said Section 280G, the payments and other consideration provided for hereunder shall, to the extent necessary, be reduced accordingly.

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          THIRD:

          (A) The Employee shall receive, during his employment hereunder in accordance with the terms hereof, a salary commencing on the Effective Date, computed at the rate of not less than $170,000 per annum ("Base Salary"), payable in such installments as shall accord with normal pay practices of the Company, but not less often than monthly.

          (B) Employee may also receive a discretionary bonus as determined by the Compensation Committee or the Board of Directors of the Company.

          (C) The Company will reimburse the Employee for properly documented business expenses, reasonably incurred by the Employee in connection with the performance of his services hereunder.

          (D) The Company shall procure and keep in force during the term of this Agreement for the benefit of the Employee (i) a policy of disability income insurance which will provide the Employee with a benefit of $500,000 and (ii) a policy of term, "split dollar" or other life insurance, to be determined at the sole discretion of the CEO, in the face amount of $500,000, provided in each case that such insurance can be obtained by the Company at a commercially reasonable cost. The Company shall pay all of the premiums payable on such insurance, provided that the Company shall only be required to pay the normal rate for "non-rated" males of the Employee's age, and all or a portion of the cost of such premiums shall be additional compensation to the Employee. If and so long as the Company and/or Capital (or any other Affiliate of the Company) establishes and maintains group life and/or disability insurance programs for which the Employee is eligible, benefits under such programs shall offset the insurance obligations otherwise provided for above. The beneficiary of such insurance shall be as designated by the Employee, and the owner of the insurance policy (but not any group policy) shall be the Employee or his assigns. The Employee agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the Company in connection with any life or disability insurance on the Employee which the Company may wish to obtain.

          (E) The Employee shall be eligible to the same medical and other health insurance benefits as the Company provides, from time to time, for other executives. The Employee shall not be required to contribute any portion of the premiums payable for such medical and health insurance, all such premiums being payable by the Company.

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          FOURTH:

          (A)  (i)    The Employee agrees that, during his employment with the
Company and for a period of two years after the termination of his employment with the Company (for any reason whatsoever), except to the extent approved by the Company or required by applicable law, he shall not (except in the good faith performance of his duties on behalf of the Company or any Affiliate) disclose to any person, corporation, firm, partnership or other entity whatsoever (except the Company or any Affiliate and/or his legal counsel) or any officer, director, stockholder, partner, associate, employee, agent or representative thereof, any information received by him during the course of his association with the Company relating to the business and affairs of the Company or any Affiliates, including, without limitation, information concerning their customers, prospective customers, operations, acquisitions, acquisition candidates, agreements, understandings, facilities, equipment, lease arrangements, staff, trade secrets, discoveries, ideas, methods, surveys, research and any other information relating to the business and objectives of the Company and Affiliates, except only information which is otherwise generally available to the public. "Affiliate" in this Agreement means any person or entity controlling, controlled by, or under common control with the Company.

          (ii) During his employment with the Company, the Employee shall take reasonable precautions to protect the integrity of customer and prospective customer lists, agreements, contracts or any other documents embodying any information of the type described in Article FOURTH(A)(i) and, upon termination of his employment, he shall return to the Company all such documents (and copies thereof and notes relating thereto) in his possession or control.

          (B) During his employment with the Company and (subject to Article FOURTH (D)) for a period of two years after the termination of his employment with the Company or two years after Employee receives his last payment of salary pursuant hereto, whichever is later, the Employee shall not, in any way, be engaged, directly or indirectly, in the United States, Canada or any other country in which the Company or any of its Affiliates currently, or at any time during the term of Employee's employment hereunder, operate, as an employee, partner, proprietor, officer, director, consultant, agent, or stockholder of any corporation, partnership, proprietorship or other form of business entity, which is primarily engaged in the business of collecting debts or accounts receivables or the accounts receivables management businesses or in substantially the same line of business as any businesses currently or hereafter carried on or engaged in, during the term of the Employee's employment hereunder, by the Company or any of its Affiliates. Notwithstanding anything above to the contrary, the

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Employee may own, as an inactive investor, securities of any competitor corporation of a class either (i) listed on any securities exchange or (ii) traded on the over-the-counter market and listed on any generally accepted quotation service, so long as his holdings in any one such corporation shall not, in the aggregate, constitute more than 1% of the voting stock of such corporation.

          (C) During his employment with the Company and (subject to Article FOURTH (D)) for a period of two years after the termination of his employment with the Company for any reason whatsoever, or two years after Employee received his last payment of salary pursuant hereto, whichever is later, the Employee shall not seek to persuade any Director, officer or employee of the Company or any Affiliate to discontinue that individual's status or employment with the Company or any Affiliate, nor to become employed in any activity similar to or competitive with the activities described in Article FOURTH (B) above, nor will he hire or retain any such person, nor will he solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or any third party, any business subject to Article FOURTH (B) from others who are, at any time within two years prior to the cessation of his employment hereunder, customers or partners of the Company or any Affiliate. The foregoing shall not be construed to derogate from the Employee's authority to terminate employees of the Company or its subsidiaries who are subordinate to him.

          (D) If any of the restrictions on post-employment competitive activities contained in this Article FOURTH shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to thereafter be limited or reduced to be enforceable to the extent compatible with the applicable law as it shall then appear, it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

          (E) The Employee acknowledges that were he to breach the provisions of this Article FOURTH, the damages to the Company and Affiliates would be irreparable, and he therefore agrees that, in addition to provable damages and reasonable attorneys' fees, the Company and its Affiliates shall be entitled to equitable relief to enforce their rights hereunder.

          FIFTH:

          (A) This Agreement, the indemnification obligations and the Stock Option agreements constitute all of the agreements between the Company and the Employee in any way relating to the employment of the Employee.

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          (B) This Agreement may not be altered or amended except by a writing signed by the party against whom such alteration or amendment is sought to be enforced. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

          SIXTH:    This Agreement is personal and non-assignable by the
Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any Affiliate of the Company or to any corporation or entity with which such Affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such Affiliate.

          SEVENTH: Any notices or other communications required or permitted hereunder shall be in writing and shall be duly given if personally delivered or sent by certified or registered mail, return receipt requested, to the following addresses:

          (i)       If to the Employee:

                    Nicholas P. Gill
                    35 Round Lake Road
                    Ridgefield, Connecticut  06877


          (ii)      If to Union:

                    The Union Corporation
                    145 Mason Street
                    Greenwich, Connecticut  06830

                    Attention: Chairman

Either party may alter the address for the sending of notices to such party by a written notice sent in conformity with this Agreement.

          EIGHTH:   This Agreement was negotiated in the City of New York and
shall be governed by and construed in accordance with the laws of the State of New York with respect to agreements made and to be performed wholly therein.

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          NINTH:    If any of the provisions of this Agreement shall be held
invalid, the remainder of the Agreement shall not be affected thereby.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                        THE UNION CORPORATION



                                        By:MELVIN L. COOPER
                                           -------------------------
                                           Melvin L. Cooper,
                                           Chairman



                                                   NICHOLAS P. GILL
                                               -------------------------
                                               Nicholas P. Gill

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